Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-43592 of C-COR Incorporated on Form S-8 of our report dated June 6, 2005, appearing in this Annual Report on Form 11-K of Worldbridge Broadband Services 401(k) Plan for the year ended December 31, 2004.

/s/ Parente Randolph, PC

Wilkes-Barre, Pennsylvania

June 6, 2005